Exhibit 3.5

Form of Amendment to Article Fourth to the

Company’s Certificate of Incorporation

CERTIFICATE OF AMENDMENT

OF
CERTIFICATE OF INCORPORATION
OF
XYBERNAUT CORPORATION

      It is hereby certified that:

      1. The name of the corporation is Xybernaut Corporation (hereinafter called the “Corporation”).

      2. The Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) is hereby amended by deleting section A of Article FOURTH thereof in its entirety and by substituting in lieu of said section the following new section A:

“A. The aggregate number of shares which the Corporation shall have authority to issue is 206,000,000 of which 6,000,000 shares with a par value of $.01 shall be designated Preferred Shares and 200,000,000 shares with a par value of $.01 shall be designated Common Shares.”

      3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated:           , 2002

__________________________________________ Name: Title: